Filed under Rule 424(b)(3), Registration Statement No. 333-13160 (Revised)
Pricing Supplement No. 88 — Dated Monday, June 02 2003 (To: Prospectus Dated February 28, 2001 and Prospectus Supplement Dated June 08, 2001)

CUSIP	Principal		Gross	Net	Coupon	Coupon	Maturity	1st Coupon	1st Coupon	Survivor’s
Number	Amount	Resale Price	Concession	Proceeds	Rate	Frequency	Date	Date	Amount	Option

2338E8NV7	$438,000.00	100.000%	0.400%	$436,248.00	2.150%	MONTHLY	06/15/2005	07/15/2003	$2.39	YES

Redemption Information: Non-Callable

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: A.G. Edwards & Sons, Inc., Charles Schwab & Co. Inc., Citigroup, Comerica Securities, Edward D. Jones & Co., L.P., Fidelity Capital Markets, Merrill Lynch & Co., Morgan Stanley, Prudential Securities, UBS PaineWebber

CUSIP	Principal		Gross	Net	Coupon	Coupon	Maturity	1st Coupon	1st Coupon	Survivor’s
Number	Amount	Resale Price	Concession	Proceeds	Rate	Frequency	Date	Date	Amount	Option

2338E8NW5	$675,000.00	100.000%	0.625%	$670,781.25	2.600%	MONTHLY	06/15/2006	07/15/2003	$2.89	YES

Redemption Information: Non-Callable

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: A.G. Edwards & Sons, Inc., Charles Schwab & Co. Inc., Citigroup, Comerica Securities, Edward D. Jones & Co., L.P., Fidelity Capital Markets, Merrill Lynch & Co., Morgan Stanley, Prudential Securities, UBS PaineWebber

CUSIP	Principal		Gross	Net	Coupon	Coupon	Maturity	1st Coupon	1st Coupon	Survivor’s
Number	Amount	Resale Price	Concession	Proceeds	Rate	Frequency	Date	Date	Amount	Option

2338E8NX3	$885,000.00	100.000%	1.000%	$876,150.00	3.450%	QUARTERLY	06/15/2008	09/15/2003	$9.34	YES

Redemption Information: Non-Callable

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: A.G. Edwards & Sons, Inc., Charles Schwab & Co. Inc., Citigroup, Comerica Securities, Edward D. Jones & Co., L.P., Fidelity Capital Markets, Merrill Lynch & Co., Morgan Stanley, Prudential Securities, UBS PaineWebber

DaimlerChrysler North America Holding Corporation

$4,000,000,000.00
DaimlerChrysler North America InterNotes

Trade Date: Monday, June 02, 2003 @ 12:00 PM ET
Settle Date: Thursday, June 05, 2003
Minimum Denomination/Increments: $1,000.00/$1,000.00
Initial trades settle flat and clear SDFS: DTC Book Entry only
DTC Number 0262 via BNY Clearing Services, LLC

§ If the maturity date or an interest payment date for any note is not a business day (as that term is defined in the prospectus), principal, premium, if any, and interest for that note is paid on the next business day, and no interest will accrue from, and after, the maturity date or interest payment date.

InterNotes® is the trade mark of INCAPITAL, LLC. All Rights Reserved.